Exhibit 10.6

Execution Version

INTERCREDITOR AGREEMENT

dated as of April 8, 2015 among

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Priority Lien Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Second Lien Collateral Trustee,

BREITBURN ENERGY PARTNERS LP, BREITBURN FINANCE CORPORATION, and
BREITBURN OPERATING LP

and

the Subsidiaries of Breitburn Energy Partners LP named herein

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE DATED AS OF APRIL 8, 2015, AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AMONG BREITBURN ENERGY PARTNERS LP, BREITBURN FINANCE CORPORATION AND BREITBURN OPERATING LP, AS ISSUERS, CERTAIN SUBSIDIARIES OF BREITBURN ENERGY PARTNERS LP FROM TIME TO TIME PARTY THERETO AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE AND COLLATERAL AGENT, (B) THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 19, 2014, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG BREITBURN OPERATING LP, AS BORROWER, BREITBURN ENERGY PARTNERS LP, AS PARENT GUARANTOR, THE LENDERS PARTY THERETO FROM TIME TO TIME AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, (C) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENT AND (D) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURE.

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INTERCREDITOR AGREEMENT, dated as of April 8, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Priority Lien Agent”), U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent for the Second Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Second Lien Collateral Trustee”), BREITBURN ENERGY PARTNERS LP, a Delaware limited partnership (“Parent Company”), BREITBURN FINANCE CORPORATION, a Delaware corporation and a wholly owned subsidiary of the Parent Company (“Finance Corp” and together with the Parent Company, the “Issuers”), BREITBURN OPERATING LP, a Delaware limited partnership and a wholly owned subsidiary of the Parent Company (the “Borrower”) and the other direct and indirect subsidiaries of the Parent Company listed on the signature pages hereof or otherwise party hereto from time to time.

Reference is made to (a) the Priority Credit Agreement (defined below), and (b) the Indenture (defined below) governing the Indenture Notes (defined below).

From time to time following the date hereof, the Parent Company may incur Additional Second Lien Obligations (defined below) to the extent permitted by the Priority Credit Agreement and the Indenture (each as defined below). In connection with the Indenture and any Additional Second Lien Obligations, the Grantors (defined below), the Trustee (defined below) and the Second Lien Collateral Trustee shall enter into a second lien collateral trust agreement or similar intercreditor arrangement as may be agreed to by the Trustee, Second Lien Collateral Trustee and any trustee, agent or other secured parties with respect to such Additional Second Lien Obligations from time to time.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties), the Second Lien Collateral Trustee (for itself and on behalf of the Second Lien Secured Parties) and the Grantors hereto agree as follows:

Article I
DEFINITIONS

SECTION 1.01.         Construction; Certain Defined Terms.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall, unless otherwise expressly noted herein, be construed as referring to such agreement, instrument, other document, statute or regulation as amended, restated, amended and restated, adjusted, waived, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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(b)          All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the New York UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)          Unless otherwise set forth herein, all references herein to the Second Lien Collateral Trustee shall be deemed to refer to the Second Lien Collateral Trustee in its capacity as collateral trustee under the Second Lien Documents.

(d)          As used in this Agreement, the following terms have the meanings specified below:

“Accepting Holder” has the meaning assigned to such term in Section 3.06(c).

“Account” means a deposit account or securities account, as each such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York.

“Additional Second Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 4.04(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Indenture nor any Second Lien Substitute Facility shall constitute an Additional Second Lien Debt Facility at any time.

“Additional Second Lien Documents” means the Additional Second Lien Debt Facility and the Additional Second Lien Security Documents.

“Additional Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second Lien Secured Party (or any of its Affiliates) in respect of the Additional Second Lien Documents.

“Additional Second Lien Secured Parties” means, at any time, the Second Lien Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Second Lien Debt outstanding at such time; provided that the Indenture Second Lien Secured Parties shall not be deemed Additional Second Lien Secured Parties.

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“Additional Second Lien Security Documents” means the Additional Second Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company or any other Grantor creating (or purporting to create) a Lien upon the Second Lien Collateral in favor of the Additional Second Lien Secured Parties.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Banking Services” means each and any of the following bank services provided to any Grantor by any lender under the Priority Credit Agreement or any Affiliate of any such lender: (a) commercial credit cards, (b) stored value cards and (c) Treasury Management Arrangement (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the manager or managers, or if there are no managers of such limited liability company, the managing member or members or any controlling committee of managers or managing members thereof, as the case may be; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning assigned to such term in the preamble hereto.

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“Borrowing Base” has the meaning assigned to such term in the definition of “Priority Lien Cap.”

“Business Day” means any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Credit Facilities” means one or more credit facilities (including, without limitation, the Priority Credit Agreement) meeting the following criteria (the “Credit Facility Criteria”):

(i)          unless and until a default shall occur under such Credit Facility and commitments to lend thereunder shall have expired or been terminated, the Priority Lien Agent (or, if there is more than one, that one who is primarily responsible for administration of the Credit Facility) shall be a commercial bank, or Affiliate thereof,

(ii)         on the date of execution of such Credit Facility, the lenders shall consist of commercial banks, institutional lenders and other similar financial institutions,

(iii)        the credit facilities established thereunder shall consist of revolving credit loans, letters of credit and/or term loans, with availability thereunder determined on a basis consistent with the Borrowing Base and Priority Lien Cap (or otherwise expressly limited so as not to exceed clause (a) of the Priority Lien Cap); and

(iv)        the contractual rate of interest and any original-issue discount arrangement thereunder (as such terms are used and described in the definition herein of “Interest Rate Priority Cap”) shall be consistent with the methodology and limitations described in (or otherwise shall be expressly limited so as not to exceed) the Interest Rate Priority Cap.

For avoidance of doubt, any such Credit Facility may be in a single tranche or in multiple tranches, consistent with the foregoing criteria, provided that all such indebtedness (other than DIP Financing) is pari passu in right of payment, it being understood that there may be different tranches of loans constituting Priority Lien Debt with different maturities and amortization profiles, and that cash flows may be distributed in accordance with varying priorities established under so-called “waterfall” provisions, but the principal amount of indebtedness under all such tranches must in all other respects be pari passu in right of payment.  Any such tranche of loans (other than DIP Financing) that is not consistent with the foregoing requirement for pari passu treatment in right of payment with the revolving credit loans under the Priority Lien Documents shall not constitute Priority Lien Obligations for purposes of this Agreement.

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“Credit Facility Criteria” has the meaning assigned to such term in the definition of “Credit Facilities.”

“Declining Holder” has the meaning assigned to such term in Section 3.06(c).

“Derivative Contract” means any agreement with respect to any future, forward, swap, cap or collar, option, hedging, derivative or similar transaction covering oil and gas commodities or prices or financial, monetary or interest rate instruments, including any and all trades and confirmations entered into pursuant thereto.

“Derivative Obligations” means obligations of any Grantor to any counterparty under any Derivative Contract.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a)          termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b)          payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c)          discharge, cash collateralization or the issuance of back-to-back letters of credit from an issuing bank reasonably acceptable to the applicable Priority Lien Secured Party (which such cash collateralization or back-to-back letters of credit shall be in an amount no lower than the lower of (i) 104% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(d)          payment of Derivative Obligations owing or to be owing by any Grantor to any counterparty that are secured by Priority Liens (and, with respect to any particular Derivative Contract, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and

(e)          payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

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provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, any Grantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Second Lien Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Parent Company designates such Indebtedness as Priority Lien Obligations in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(b) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Excess Priority Lien Obligations” shall mean, as of any date of determination, (i) the amount of outstanding Priority Lien Principal Obligations in excess of clause (a) of the Priority Lien Cap incurred in contravention of Section 4.04(b) and (ii) the amount of outstanding interest or other amounts of Priority Lien Debt in excess of the Interest Rate Priority Cap, in each case together with all interest and fees accrued on such excess amount.

“Finance Corp” has the meaning assigned to that term in the preamble hereto.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Parent Company, Finance Corp, the Borrower and each other subsidiary of the Parent Company that shall have granted any Lien in favor of either the Priority Lien Agent or the Second Lien Collateral Trustee on any of its assets or properties to secure any of the Secured Obligations.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, and production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located, including any reserved or residual interest of whatever nature.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indenture” means the Indenture, dated as of April 8, 2015, among the Parent Company, Finance Corp and Borrower, as issuers, the other Grantors party thereto from time to time, the Second Lien Collateral Trustee and the Trustee (including any supplements executed in connection with the issuance of any Series of Second Lien Debt under the Indenture) unless restricted by the terms of this Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility.

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“Indenture Notes” means the 9.25% Senior Secured Second Lien Notes due 2020 issued under the Indenture, and any additional senior second lien secured notes issued thereunder.

“Indenture Second Lien Documents” means the Indenture, the Indenture Notes, the Indenture Second Lien Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Second Lien Substitute Facility.

“Indenture Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Second Lien Secured Party in respect of the Indenture Second Lien Documents.

“Indenture Second Lien Secured Parties” means, at any time, the Trustee, the Second Lien Collateral Trustee, the trustees, agents and other representatives of the holders of the Indenture Notes (including any holders of notes pursuant to supplements executed in connection with the issuance of a Series of Second Lien Debt under the Indenture) who maintains the transfer register for such Indenture Notes or such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Second Lien Document and each other holder of, or obligee in respect of, any Indenture Second Lien Obligations, any holder or lender pursuant to any Indenture Second Lien Document outstanding at such time; provided that the Additional Second Lien Secured Parties shall not be deemed Indenture Second Lien Secured Parties.

“Indenture Second Lien Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), each agreement listed in Part B of Exhibit C hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Trustee (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).

“Insolvency or Liquidation Proceeding” means:

(a)          any case commenced by or against the Parent Company, Finance Corp, the Borrower or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent Company, Finance Corp, the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent Company, Finance Corp, the Borrower or any other Grantor or any similar case or proceeding relative to the Parent Company, Finance Corp, the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent Company, Finance Corp, the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(c)          any other proceeding of any type or nature in which substantially all claims of creditors of the Parent Company, Finance Corp, the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interest Rate Priority Cap” means, as of any date of determination under Section 4.04(a), compliance with the following two criteria:

(a)	a maximum original-issue discount arrangement (whether in the form of a discount of funds advanced in comparison to the principal amount of loan obligations incurred, or in the form of an upfront fee payable generally to lenders at the time of, and in connection with, the creation or increase of any commitment to lend or the making of loans) not greater than 3.00% of the principal amount of such commitment amount or loan principal amount, in each case as computed on the date of such advance of funds, creation or increase of commitment or making of loans; and

(b)	contractual rate of interest applicable to the outstanding principal amount of loans (including any amounts drawn under any letters of credit and not yet reimbursed) constituting Priority Lien Debt not to exceed 3.5% per annum above a designated Reference Rate specified in the applicable Priority Credit Agreement, as determined on a Dollar-weighted average basis.

For purposes of the foregoing:

(i) the two criteria specified above shall be mutually exclusive (meaning that any compensation arrangement included in clause (a) above shall be ignored for purposes of clause (b), and vice-versa);

(ii) the Interest Rate Priority Cap shall not apply to (and the phrase “contractual rate of interest” or “original-issue discount arrangement” as used herein shall not include) (A) any indemnity payments (including, without limitation, for interest period “breakage” and increased costs due to changes in law and similar contingencies), costs, expenses or other reimbursements payable to any Secured Party, (B) any increase in the contractual rate of interest (not to exceed 2.00% per annum) arising from or during a breach or other default, (C) any increase in the interest rate arising from an adjustment for regulatory or reserve costs or applicable taxes, or from customary market disruption events relating to the illegality or unavailability of LIBOR-rate loans, (D) fees payable to lenders in respect of unfunded commitments at a rate not exceeding 1.00% per annum, (E) fees payable to lenders in respect of unfunded obligations in respect of letters of credit at a rate not exceeding 3.5% per annum, (F) fees payable to the Administrative Agent or any collateral or other agent(s), letter of credit fees payable to issuers of letters of credit, arrangement fees payable to fewer than all of the lenders, Reciprocal Fee Payments (as defined in the Priority Credit Agreement as in effect on the date hereof, after giving effect to the First Amendment thereto) and such other fees as are included in the computation of the term “Additional First Lien Fee” pursuant to Section 4(c) of the Note Purchase Agreement referenced in the Indenture, (G) other fees dissimilar to those described in this clause (ii) or in clause (a) above, payable from time to time to the lenders and (H) any Derivative Obligations or Banking Services Obligations; and

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(iii) “Reference Rate” means and refers to a base lending rate, alternative base lending rate or interbank funds rate as specified in such Priority Credit Agreement, in each case substantially identical to the definitions, and with such other adjustments and terms, as are in effect in the Priority Credit Agreement on the date hereof (including, by way of example, “Base Rate,” “LIBOR” or “LIBOR Market Index Rate” as defined and used in the Priority Credit Agreement on the date hereof), with such variations to said definitions (other than variations instituting or changing any “floor” or similar minimum rate of interest in the calculation of such Reference Rate) as may be within prevailing commercial bank market practices for such reference rates at the time of determination.

“Issuers” has the meaning assigned to that term in the preamble hereto.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Grantors taken as a whole, or as to the Parent Company, including any material adverse change in reserve estimates of the Oil and Gas Properties of the Grantors taken as a whole; (b) a material impairment of the ability of any Grantor to perform its material obligations under the Secured Debt Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Grantor of any material Secured Debt Document.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all accrued and unpaid interest at the default rate and any interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents or Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), make-whole amounts, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any indebtedness.

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“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Parent Company by any two of the chief executive officer, president, chief financial officer or any vice president of the Parent Company.

“Oil and Gas Properties” means Hydrocarbon Interests now owned by the Grantors thereof and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including any and all property, real or personal, now owned by the Grantors and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including any and all petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, pipelines, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, and fixtures and attachments to, any and all of the foregoing owned directly or indirectly by the Grantor.

“Original Priority Lien Agent” has the meaning assigned to that term in the preamble hereto.

“Original Second Lien Collateral Trustee” has the meaning assigned to that term in the preamble hereto. “Parent Company” has the meaning assigned to that term in the preamble hereto.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Priority Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of November 19, 2014, among the Borrower as borrower, the Parent Company as parent guarantor, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein as in effect as of the date hereof (including the First Amendment thereto dated the date hereof), as the same may hereafter be amended, restated, amended and restated, adjusted, waived, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with this Agreement, including any credit agreement, loan agreement, promissory note, or other instrument evidencing or governing the terms of any Priority Substitute Facility.

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“Priority Lien” means a Lien granted by the Priority Lien Documents to the Priority Lien Agent at any time upon any property of any Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Cap” means, as of any date of determination under Section 4.04(b), the sum of:

(a)          the Borrowing Base, plus

(b)          the amount of all Derivative Obligations, plus,

(c)          the amount of all Banking Services Obligations;

provided, that for purposes of the foregoing, “Borrowing Base” shall mean, on any date of determination, an amount equal to the most recent determination made under the Priority Credit Agreement (including any Priority Substitute Facility) by the Priority Lien Secured Parties (or such of them as shall be entitled thereunder to make such determination), in their sole discretion and in accordance with their customary policies and procedures for extending credit to oil and gas reserve-based customers, of the maximum amount of Priority Lien Principal Obligations that may be outstanding under and in accordance with such Credit Facilities. Such Borrowing Base determination shall be based upon the loan collateral value assigned to the oil and gas properties of the Grantors and such other credit factors (including the assets. Liabilities, cash flow, business, properties, prospects, management and ownership of the Grantors) that such Priority Lien Secured Parties deem significant. For the avoidance of doubt, (i) the Second Lien Secured Parties acknowledge and agree that the Priority Lien Principal Obligations outstanding on the date hereof under the Priority Credit Agreement constitute Priority Lien Obligations as of the date hereof, (ii) the “Borrowing Base” determination as of April 1, 2015, and application of the “October 1, 2015 Borrowing Base Floor” to such determination as of October 1, 2015, in each case as such terms are defined in, and as such determinations are made pursuant to Section 2.05(a) of, the Priority Credit Agreement (as amended on the date hereof by the First Amendment thereto) shall each be deemed to be in accordance with the foregoing criteria and to be compliant with the Priority Lien Cap and (iii) the calculation of “Priority Lien Cap” represents an incurrence-only determination under Section 4.04(b) with respect to Priority Lien Principal Obligations (including without limitation any increases or refinancings (by Replacement) of the amount thereof) and does not otherwise apply to Priority Lien Obligations that may be outstanding from time to time.

“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

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“Priority Lien Credit Obligations” means all Priority Lien Obligations other than those Derivative Obligations and Banking Services Obligations as are secured by Priority Liens.

“Priority Lien Debt” means Priority Lien Obligations other than the Derivative Obligations and Banking Services Obligations.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Facility.

“Priority Lien Obligations” means the obligations under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect thereto, Derivative Obligations and Banking Services Obligations and obligations for accrued and unpaid interest at the default rate of interest and post-petition interest, as applicable, as provided in the Priority Credit Agreement) that was permitted to be incurred and secured under or in accordance with the Priority Credit Agreement and additional or Replacement indebtedness under any Priority Substitute Facility, in each case, other than Excess Priority Lien Obligations. For avoidance of doubt, the Priority Lien Obligations may be in a single tranche or in multiple tranches, provided that all such indebtedness (other than DIP Financing) is pari passu in right of payment, it being understood that there may be different tranches of loans constituting Priority Lien Debt with different maturities and amortization profiles, and that cash flows may be distributed in accordance with varying priorities established under so-called “waterfall” provisions, but the principal amount of indebtedness under all such tranches must in all other respects be pari passu in right of payment.  Any such tranche of loans (other than DIP Financing) that is not consistent with the foregoing requirement for pari passu treatment in right of payment with the revolving credit loans under the Priority Lien Documents shall not constitute Priority Lien Obligations for purposes of this Agreement.

“Priority Lien Principal Obligations” means, at any time of determination, the aggregate of that part of the Priority Lien Obligations consisting of (i) unpaid principal of the loans outstanding under the Priority Lien Documents (including any amounts drawn under any letters of credit ant not yet reimbursed) together with (ii) the undrawn amount of all outstanding letters of credit under the Priority Lien Documents (such undrawn amount being the face amount thereof, less amounts drawn thereunder, whether or not the remaining balance is then available to be drawn thereunder).

“Priority Lien Secured Parties” means, at any time:

(a)          the Priority Lien Agent, each lender, issuing bank or swing line lender under the Priority Credit Agreement,

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(b)          each counterparty, holder, provider or obligee of any Derivative Obligations and Banking Services Obligations that, in the case of this clause (b), is or was a lender under the Priority Credit Agreement (or under the Existing Credit Agreement (as defined in the Priority Credit Agreement)) at the time of entering into the applicable Derivative Contract (or, in the case of Derivative Contracts listed on Schedule 6.21 of the Priority Credit Agreement as of the date hereof, was a lender under the QR Energy Credit Agreement (as defined in the Priority Credit Agreement as in effect on the date hereof) at time of entering into such Derivative Contract) or Bank Services Agreement with respect thereto or an Affiliate (as defined in the Priority Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document,

(c)          the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, and

(d)          each other Person that provides letters of credit, guarantees or other credit support related thereto, or is a holder or obligee of loans, under any Priority Lien Document under a Priority Substitute Facility, or that is a holder or obligee in respect of any Derivative Obligation or Banking Services Obligation (either as described in (b) above or if such holder or obligee is a lender or Affiliate thereof under such Priority Substitute Facility at the time of entering into such Derivative Contract or agreement relating to such Banking Services Obligation), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Parent Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Facility).

“Priority Substitute Facility” means either (i) any Credit Facility with respect to which the requirements contained in Section 4.04(b) of this Agreement have been satisfied or (ii) any DIP Financing with respect to which the requirements contained in Section 4.02(b) of this Agreement have been satisfied, that, in each case Replaces the Priority Credit Agreement then in existence; provided that any Priority Lien securing such Priority Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the Lien priorities as set forth herein).

“Purchaser Representative” means (a) initially the Trustee or (b) such other Person that is unanimously appointed from time to time by the Second Lien Representatives to replace the Trustee (or any subsequent Purchaser Representative) pursuant to a written notice to the Priority Lien Agent.

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“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Facility in whole (in a transaction that is in compliance with Section 4.04 or Section 4.02(b) and satisfies the Credit Facility Criteria) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement or such Priority Substitute Facility, in part, and (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04(b) or Section 4.04(c)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second Lien Documents or such Second Lien Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Trustee, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).

“Second Lien Collateral” shall mean all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations. “Second Lien Collateral Trustee” means the Original Second Lien Collateral Trustee, and, from and after the date of execution and delivery of a Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity

“Second Lien Debt” means the indebtedness under the Indenture Notes and all additional indebtedness incurred under any Additional Second Lien Documents and with respect to which the requirements of Section 4.04(b) have been satisfied, and all indebtedness incurred under any Second Lien Substitute Facility.

“Second Lien Documents” means the Indenture Second Lien Documents and the Additional Second Lien Documents.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof.

“Second Lien Representative” means (a) in the case of the Indenture Notes, the Trustee, and (b) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who is appointed as a Second Lien Representative (for purposes related to the administration of the Second Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity.

“Second Lien Secured Parties” means the Indenture Second Lien Secured Parties and the Additional Second Lien Secured Parties.

“Second Lien Security Documents” means the Indenture Second Lien Security Documents and the Additional Second Lien Security Documents.

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“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(b) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Indenture and/or any Additional Second Lien Debt Facility then in existence. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the Lien priority as set forth herein) as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Security Documents.

“Secured Debt Representative” means the Second Lien Collateral Trustee and the Priority Lien Agent.

“Secured Obligations” means, the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“Series of Second Lien Debt” means, severally, the Indenture Notes and each other issue or series of Second Lien Debt (including any Additional Second Lien Debt Facility) for which a single transfer register is maintained.

“Series of Secured Debt” means the Priority Lien Obligations and each Series of Second Lien Debt.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02.

“subsidiary” means, with respect to any specified Person (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Voting Stock of such Person is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b) any partnership (whether general or limited) or limited liability company (x) the sole general partner or member of which is such Person or a subsidiary of such Person, or (y) if there is more than a single general partner or member, either (i) the only managing general partners or managing members of which are such Person or one or more subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

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“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the Original Second Lien Collateral Trustee, and, from and after the date of execution and delivery of the Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Article II
LIEN PRIORITIES

SECTION 2.01.         Relative Priorities.

(a)          The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

(b)          Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) the timing of incurrence of any Series of Secured Debt, (ii) the order or method of creation, attachment or perfection of any Liens securing any Series of Secured Debt, (iii) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral, (v) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, and (vi) the rules for determining priority under any law governing relative priorities of Liens, the Second Lien Collateral Trustee, on behalf of itself and the other Second Lien Secured Parties, hereby agrees that (x) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party to secure Priority Lien Obligations shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral, and (y) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all such Priority Liens on any Collateral, in any case, subject to and up to the Priority Lien Cap as provided herein.

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(c)          It is acknowledged that, subject to the Priority Lien Cap (as provided in Section 4.04(b) herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The Lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Second Lien Obligations (or any part thereof) or the Priority Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02.         Prohibition on Contesting Liens. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Priority Lien Agent, for itself and on behalf of each Priority Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the validity or enforceability of any Secured Debt Document or any Obligation thereunder, (b) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the Priority Lien Obligations or the Second Lien Obligations or (c) the relative rights and duties of the Priority Lien Secured Parties and the Second Lien Secured Parties granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Priority Lien Agent or any other Priority Lien Secured Party or the Second Lien Collateral Trustee or any other Second Lien Secured Party to enforce this Agreement, including the Priority Lien Agent’s or Second Lien Collateral Trustee’s right to enforce the priority of the Liens securing the Priority Lien Obligations as provided in Section 2.01 hereof.

SECTION 2.03.         No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor or any of its Subsidiaries to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens or (b) grant or permit any additional Liens on any asset of a Grantor or any of its Subsidiaries to secure any Priority Lien Obligations, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of a Grantor or any of its Subsidiaries to secure the Second Lien Obligations, and has taken all actions required to perfect such Liens, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent or the other Priority Lien Secured Parties, the Second Lien Collateral Trustee agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

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SECTION 2.04.         Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Collateral Trustee, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that, except as may be agreed by the Priority Lien Agent concurrent with the execution of this Agreement with respect to Second Lien Documents or otherwise from time to time by the Priority Lien Agent, the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Trustee and/or the Trustee, and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

SECTION 2.05.         No Duties of Priority Lien Agent. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to such Second Lien Secured Party with respect to any Collateral, other than to transfer to the Second Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which the Second Lien Collateral Trustee or any Second Lien Secured Party would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, each Second Lien Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties from such realization, sale, Disposition or liquidation. Following the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may, subject to any other agreements binding on the Second Lien Collateral Trustee or such other Second Lien Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, Disposition or other liquidation of Collateral by, or on behalf of the Second Lien Secured Parties. Each of the Second Lien Secured Parties waives any claim such Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

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Article III
ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01.         Limitation on Enforcement Action. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, hereby agrees that, subject to Section 3.02, 3.05(b) and 4.07, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document, applicable law or otherwise until the Discharge of Priority Lien Obligations (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right, prior to the Discharge of Priority Lien Obligations (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Trustee or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, until the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement (other than Section 3.02 below). Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Collateral Trustee may, but will have no obligation to, on behalf of the Second Lien Secured Parties, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral.

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SECTION 3.02.         Standstill Period; Permitted Enforcement Action. Notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Trustee has delivered to the Priority Lien Agent written notice of the acceleration of the Second Lien Debt (the “Standstill Period”), the Second Lien Collateral Trustee and the other Second Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in the Second Lien Documents to the contrary, in no event may the Second Lien Collateral Trustee or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Representatives by the Second Lien Collateral Trustee); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Collateral Trustee is diligently pursuing such rights or remedies, neither any Priority Lien Secured Party nor the Priority Lien Agent shall take any action of a similar nature (other than a joinder in connection with such action or proceeding as may reasonably be considered necessary to preserve the rights of the Priority Lien Secured Parties therein) with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

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SECTION 3.03.         Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Derivative Obligations that are secured by Priority Liens) and, after the Discharge of Priority Lien Obligations has occurred, to the Second Lien Collateral Trustee to the extent required under the Second Lien Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Trustee or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Trustee or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Trustee and any such Second Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of the Standstill Period).

SECTION 3.04.         Notification of Release of Collateral. Each of the Priority Lien Agent and the Second Lien Collateral Trustee shall give the other prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release; provided, further, in the event of a Release, no such notice shall be required to the extent any such Release occurs automatically and without any further action by the First Priority Agent or Second Lien Collateral Trustee, as applicable, in accordance with the terms of the applicable Secured Debt Documents.

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SECTION 3.05.         No Interference; Payment Over.

(a)          No Interference. The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof (other than with respect to any Excess Priority Lien Obligations or any part thereof), (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

(b)          Payment Over. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of Priority Lien Obligations, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent reasonably promptly after obtaining written notice from the Priority Lien Secured Parties that it has possession of such Collateral or proceeds or payments in respect thereof. Furthermore, the Second Lien Collateral Trustee shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any other Second Lien Secured Party. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Trustee or any other Second Lien Secured Party is otherwise permitted by the Priority Lien Documents.

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SECTION 3.06.         Purchase Option.

(a)          Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the Priority Lien Obligations, or (iii) the acceleration of the Second Lien Obligations, the holders of the Second Lien Obligations and each of their respective designated Affiliates (the “Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties all (but not less than all) Priority Lien Obligations (including unfunded commitments) that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Purchaser Representative a statement of the amount of the Priority Lien Obligations then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Purchaser Representative of such notice from the Priority Lien Agent, the Purchaser Representative delivers to the Priority Lien Agent an irrevocable commitment of the Purchasers to purchase all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) and to otherwise complete such purchase on the terms set forth under this Section 3.06.

(b)          On the date specified by the Purchaser Representative (on behalf of the Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Purchasers all (but not less than all) Priority Lien Credit Obligations (including unfunded commitments) that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i)          payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of all Priority Lien Obligations (other than outstanding letters of credit) then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Derivative Obligations that are secured by Priority Liens the Purchasers shall cause the applicable Derivative Contract to be assigned and novated or, if such Derivative Contract have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Derivative Contract, calculated using the market quotation method and after giving effect to any netting arrangements;

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(ii)         a cash collateral deposit or back-to-back letter of credit from an issuing bank reasonably acceptable to the Priority Lien Agent (which such cash collateralization or back-to-back letters of credit shall be in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred four percent (104%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral or back-to-back letter of credit shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Purchaser Representative (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

(iii)        any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Purchaser Representative and the Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents on and after the date of the purchase and sale and the Purchaser Representative (or any other representative appointed by the Purchaser(s) holding a majority in aggregate principal amount of the Second Lien Obligations held by Purchasers then outstanding) becomes a successor agent thereunder.

(c)          Such purchase of the Priority Lien Obligations shall be made on a pro rata basis among the holders of Second Lien Obligations (and their respective designated Affiliates) giving notice by the time required by the Second Lien Collateral Agent to the Priority Lien Agent and Second Lien Collateral Agent of their interest to exercise the purchase option hereunder according to each such holder’s portion of the Second Lien Obligations outstanding on the date of purchase (any holder of Second Lien Obligations giving such notice, an “Accepting Holder” and any holder of Second Lien Obligations not giving such notice, a “Declining Second Lien Holder”); provided, however, Accepting Holders shall have the right to purchase any amounts not purchased by the Declining Second Lien Holders in such amounts and in such proportions as the Second Lien Collateral Agent (at the written direction of holders of at least 50.1% of the outstanding principal amount of the Second Lien Debt) shall select. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Purchaser Representative for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Purchaser Representative and holders of the Second Lien Obligations to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchaser Representative and holders of the Second Lien Obligations to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

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(d)          Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations then owing to it: (i) that such applicable Priority Lien Secured Party own such Priority Lien Obligations; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e)          After such sale becomes effective, the outstanding letters of credit, will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect immediately prior to the exercise of the purchase option under this Section 3.06, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect immediately prior to the exercise of the purchase option under this Section 3.06, as fully as if the sale of the Priority Lien Obligations had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

Article IV
OTHER AGREEMENTS

SECTION 4.01.         Release of Liens; Automatic Release of Second Liens; Supplemental Liens.

(a)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, the Second Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral (including by way of a Disposition of all of the Capital Stock of the relevant Grantor owning such Collateral), (ii) such release is permitted under Section 4.10 of the Indenture (or any similar provision of any other Second Lien Documents) or (iii) such release is being made in connection with the expiration of the rights of the respective Grantor under an oil and/or gas lease in the ordinary course of business; provided that, in the case of each of clauses (i)-(iii) above, the Second Liens on such Collateral shall remain in place (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations in accordance with this Agreement) with respect to any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations. Notwithstanding the foregoing, in the event of release of Priority Liens by the Priority Lien Secured Parties on all or substantially all of the Collateral (other than when such release occurs in connection with the Priority Lien Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Second Lien on such Collateral shall be made unless (A) consent to the release of such Second Liens has been given by the requisite percentage or number of the Second Lien Secured Parties at the time outstanding as provided for in the applicable Second Lien Documents and (B) the Parent Company has delivered an Officers’ Certificate to the Priority Lien Agent and the Second Lien Collateral Trustee certifying that all such consents have been obtained.

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(b)          The Second Lien Collateral Trustee agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.

(c)          If at any time the Second Lien Collateral Trustee, or holders of at least 50.1% of the principal amount of Second Lien Debt outstanding, shall determine that additional Collateral is required to be delivered under the Second Lien Documents to secure the obligations owing to the Second Lien Secured Parties, the Second Lien Collateral Trustee or such holders may inform the Priority Lien Agent of such determination and request that the Priority Lien Agent negotiate and obtain such additional Collateral for the benefit of the Secured Parties in accordance with this Agreement; provided, that if the Priority Lien Agent shall not have obtained such additional Collateral within 60 days following receipt of such request, or prior to expiry of such 60-day period shall have informed the Second Lien Collateral Trustee or such holders (as the case may be) that it has elected to not pursue obtaining such additional Collateral, the Second Lien Collateral Trustee or such holders may take actions directly to acquire such Collateral for the benefit of the Secured Parties in accordance with this Agreement.

SECTION 4.02.         Certain Agreements With Respect to Insolvency or Liquidation Proceedings.

(a)          This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Borrower or any subsidiary of the Parent Company.

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(b)          If the Parent Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection, contest or oppose, and each Second Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding or (iii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (x) the amount of Priority Lien Obligations refinanced with the proceeds thereof and (y) the greater of (A) $150,000,000 and (B) 15% of the amount of the Priority Lien Principal Obligations outstanding at the time of such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Collateral Trustee will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.

(c)          Without the consent of the Priority Lien Agent, the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees not to propose, support or enter into any DIP Financing, if the effect of such DIP Financing would be that the Second Lien Obligations would no longer be subordinated to the Priority Lien Obligations in the manner set forth in this Agreement, or the Second Lien Secured Parties would recover any payments they are not otherwise entitled to under this Agreement, including by way of adequate protection.

(d)          The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral and all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement.

(e)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:

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(i)          freely seek and obtain relief granting a Second Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties;

(ii)         freely seek and obtain relief granting a superpriority claim co-extensive in all respects with (but junior to) any such claims granted in the Insolvency or Liquidation Proceeding to or for the benefit of the Priority Lien Secured Parties and relating to the Collateral, provided, that any payments or proceeds in respect of such superpriority claim shall be considered proceeds of Collateral for purposes of Section 3.05(b); and

(iii)        freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g)          The Second Lien Collateral Trustee, for itself and on behalf of each of the other of the Second Lien Secured Parties, waives any claim the Second Lien Collateral Trustee or any such other Second Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(h)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall support or vote for any plan of reorganization or disclosure statement of the Parent Company or any other Grantor unless (i) such plan is accepted by the class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization, or (ii) such plan provides on account of the Priority Lien Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second Lien Collateral Trustee are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Priority Lien Obligations or the Second Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second Lien Obligations shall be delivered to the Priority Lien Agent and distributed in accordance with the priorities provided in this Agreement. Except as provided herein, the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

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(i)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that until the Discharge of Priority Lien Obligations has occurred, neither Second Lien Collateral Trustee nor any Second Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Agent.

(j)          The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral). Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Trustee or any Second Lien Secured Party.

(k)          So long as the Discharge of Priority Lien Obligations has not occurred, without the express written consent of the Priority Lien Agent, neither Second Lien Collateral Trustee nor any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(l)          Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Trustee for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor of the Second Lien Secured Parties or any proceeds thereof shall (for so long as the Discharge of Priority Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Priority Lien Obligations occurs, the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(1) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(1), which appointment is irrevocable and coupled with an interest.

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SECTION 4.03.         Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it receives notice of any Recovery, the Second Lien Collateral Trustee or such other Second Lien Secured Party shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Trustee or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

SECTION 4.04.         Amendments, Refinancings and Additional Debt.

(a)          The Priority Credit Agreement may be amended, modified, supplemented or Replaced by any Priority Substitute Facility without notice to, or the consent of, any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, subject to compliance with the Interest Rate Priority Cap and such of the other Credit Facility Criteria as may then be applicable (excluding, by way of example and without limitation, any requirement to evaluate whether then-outstanding Priority Lien Principal Obligations are in accordance with the Priority Lien Cap as then in effect, which shall not be required except and to the extent so provided in Section 4.04(b) below) as of the date of such amendment, modification, supplement or Replacement; provided, however, that as between the Second Lien Secured Parties and the Grantors, this Section 4.04(a) shall not be deemed consent by any Second Lien Secured Party to the incurrence by any Grantor of obligations or indebtedness that are not permitted under the applicable Second Lien Documents.

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(b)          The outstanding Priority Lien Obligations and the Second Lien Obligations may be increased in accordance with the respective terms of the Priority Lien Documents and the Second Lien Documents, or Replaced by any Priority Substitute Facility or Second Lien Substitute Facility in accordance with the respective terms of the respective Priority Lien Documents and the Second Lien Documents under which such increase is being made or which is being Replaced, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that:

(i) in the case only of a Replacement of the Priority Credit Agreement, any Priority Substitute Facility, the Indenture or any Second Lien Substitute Facility, the Second Lien Collateral Trustee and the Priority Lien Agent shall receive on or prior to the first incurrence of Secured Debt under such Replacement Priority Substitute Facility or Second Lien Substitute Facility (y) an Officers’ Certificate from the Parent Company stating that (A) such incurrence is permitted by each applicable Secured Debt Document then outstanding, or to the extent a consent is otherwise required to permit the Replacement under any Secured Debt Document the Grantors have obtained the requisite consent, and (B) the requirements of Section 4.06 have been satisfied, and (z) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations or the Second Lien Obligations (or an authorized agent, trustee or other representative on their behalf),

(ii) in the case of an increase in the aggregate outstanding Priority Lien Principal Obligations (whether or not arising from a Replacement), such aggregate outstanding amount (after giving effect to such increase), shall not exceed clause (a) of the Priority Lien Cap as of such date of incurrence, and

(iii) in the case only of a Priority Substitute Facility or Second Lien Substitute Facility (whether additional to or as a Replacement of any theretofore-outstanding Secured Obligations), on or before the date of the first incurrence of Secured Debt thereunder, such Priority Substitute Facility or Second Lien Substitute Facility is designated by the Parent Company, in an Officers’ Certificate delivered to the Priority Lien Agent and the Second Lien Collateral Trustee, as “Priority Lien Obligations” or “Second Lien Obligations”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as both Priority Lien Obligations and Second Lien Obligations.

(c)          Each of the then-existing Priority Lien Agent and the Second Lien Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the Priority Lien Agent and the Second Lien Collateral Trustee, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement, all at the expense of the Grantors. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

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(d)          The Parent Company will be permitted to designate as an additional holder of Second Lien Obligations hereunder each Person who is, or who becomes, the registered holder of Second Lien Debt incurred by either or both such Issuers and/or Borrower after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Parent Company may effect such designation by delivering to the Second Lien Collateral Trustee and the Priority Lien Agent, each of the following:

(i)          an Officers’ Certificate stating that either or both such Issuers and/or Borrower intends to incur Additional Second Lien Obligations which will be Second Lien Debt permitted by each applicable Secured Debt Document to be incurred and secured by a Second Lien equally and ratably with all previously existing and future Second Lien Debt; and

(ii)         an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Second Lien Obligations must be designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Second Lien Obligations a Lien Sharing and Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof.

(e)          Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document. Promptly following the recordation or filing thereof, the Parent Company shall deliver to the Second Lien Collateral Trustee and the Priority Lien Agent copies of all relevant filings and recordations deemed necessary by the Parent Company and the holder of such Additional Second Lien Obligations, or its Secured Debt Representative, to ensure that the Additional Second Lien Obligations are secured by the Collateral in accordance with the Second Lien Security Documents.

SECTION 4.05.         Amendments. Without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document, would contravene the provisions of this Agreement. Without the prior written consent of the Second Lien Collateral Trustee, no Priority Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Priority Lien Document, would contravene the provisions of this Agreement.

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SECTION 4.06.         Legends. The Second Lien Collateral Trustee acknowledges with respect to (a) the Indenture and the Indenture Second Lien Security Documents, and (b) the Additional Second Lien Debt Facility and the Additional Second Lien Security Documents, that the Indenture, the Additional Second Lien Debt Facility (if any) and the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 4.07.         Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law; provided, that the Second Lien Secured Parties may not take any of the actions prohibited by Section 3.05(a) or Section 4.02; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

SECTION 4.08.         Postponement of Subrogation. The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

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Article V
Gratuitous Bailment for Perfection of Certain Security Interests

SECTION 5.01.         General. The Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for the Second Lien Collateral Trustee for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Trustee on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Trustee and the other Second Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Trustee or other Second Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Trustee or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Second Lien Collateral Trustee has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Trustee for the benefit of all Second Lien Secured Parties.

SECTION 5.02.         Accounts. To the extent that any Account is at any time under the control of the Priority Lien Agent (within the meaning of the term “control” as relates to Accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York) as part of the Collateral, the Priority Lien Agent will act as gratuitous bailee for the Second Lien Collateral Trustee for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the financial assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Trustee, cooperate with the Grantors and the Second Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any Accounts to be transferred to the Second Lien Collateral Trustee (or for other arrangements with respect to such Accounts satisfactory to the Second Lien Collateral Trustee to be made).

Article VI
Application of Payments; Determination of Amounts

SECTION 6.01.         Application of Payments. All payments received by the Priority Lien Agent or the other Priority Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Priority Lien Obligations as the Priority Lien Secured Parties, in their sole discretion, deem appropriate, subject to the terms of the Priority Lien Documents.

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SECTION 6.02.         Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations) or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Parent Company. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Parent Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

Article VII
No Reliance; No Liability; Obligations Absolute; Consent of Grantors; Etc.

SECTION 7.01.         No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, respectively, any information relating to the Parent Company or any of the other Grantors, or any other circumstance bearing upon the risk of nonpayment of any of the Priority Lien Obligations or the Second Priority Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any Priority Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 7.02.         No Warranties or Liability. The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

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(a)          The Second Lien Collateral Trustee and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party, and the Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Trustee or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(b)          The Second Lien Collateral Trustee, for itself and on behalf each other Second Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations in accordance with this Agreement and the Priority Lien Documents.

SECTION 7.03.         Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties and the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a)          any lack of validity or enforceability of any Secured Debt Document;

(b)          any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)          any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d)          the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e)          the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Company or any other Grantor; or

(f)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Parent Company or any other Grantor in respect of the Priority Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

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SECTION 7.04.         Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

Article VIII
Representations and Warranties

SECTION 8.01.         Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)          Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by such party.

(c)          The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect, (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 8.02.         Representations and Warranties of Each Representative. Each of the Second Lien Collateral Trustee and the Priority Lien Agent represents and warrants to the other parties hereto that it is authorized under the Second Lien Documents and the Priority Credit Agreement, as the case may be, to enter into this Agreement.

Article IX
Miscellaneous

SECTION 9.01.         Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)          if to the Original Priority Lien Agent, to it at 1525 W. WT Harris Blvd., Charlotte, NC 28262, Attn: Manager, Agency Department, Telephone: (704) 590-2760, Facsimile: (704) 590-2790; with a copy to 1000 Louisiana Street, 9th Floor, MAC T5002-031, Houston, Texas 77002, Attn: Energy Division, Telephone: (713) 319-1350, Facsimile: (713) 739-1087;

(b)          if to the Original Second Lien Collateral Trustee, to it at: 950 17th Street – 12th Floor, Denver, CO 80202, Attention: Corporate Trust, Facsimile: (303) 585-6865, with a copy (which shall not constitute notice) to Richard Aftanas, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 (Fax: 212-446-4900) and John Pitts, Kirkland & Ellis LLP, 600 Travis Street, Suite 3300, Houston, TX 77002 (Fax: 713-835-3601);

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(c)          if to the Parent Company, to it at: 515 S. Flower Street, Suite 4800, Los Angeles, California 90071, Attn: Chief Financial Officer, Telephone: (213) 225-5900, Facsimile: (213) 225-5916;

(d)          if to any other Grantor, to it in care of the Parent Company as provided in clause (c) above; and

(e)          and if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Parent Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Parent Company, the Second Lien Collateral Trustee and the Priority Lien Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 9.02.         Waivers; Amendment.

(a)          No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative and the Grantors; provided, however, that this Agreement may be amended from time to time (x) at the sole written request and expense of the Parent Company, as provided in Section 4.04 with respect to a Lien Sharing and Priority Confirmation Joinder and the designation of “Priority Lien Obligations” and “Second Lien Debt”, (y) at the sole written request and expense of the Parent Company, and without the consent of any Second Lien Representative, to add additional Indebtedness as Priority Lien Obligations and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness to this Agreement and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the obligations under the Priority Credit Agreement or any Priority Substitute Facility, in each case, as long as such Priority Lien Obligation is permitted to be incurred under Section 4.04(a) and (b) hereof and under each applicable Secured Debt Document (provided that the Parent Company shall deliver to the Second Lien Collateral Trustee an Officers’ Certificate stating that such Indebtedness is permitted by each applicable Priority Lien Document and Second Lien Document and that with respect to any amendments or modifications to this Agreement pursuant to this clause (y), such amendments or modifications do not adversely affect the rights or obligations under this Agreement of any of the Second Lien Collateral Trustee or the Second Lien Secured Parties) and (z) at the sole written request and expense of the Grantors, and without the consent of either Secured Debt Representative, to add, pursuant to an Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment. The Second Lien Collateral Trustee shall not be “bound” by any amendment, modification, or waiver of this Agreement that adversely affects its or any other Second Lien Secured Party’s obligations, rights and protections without its written consent.

SECTION 9.03.         Actions Upon Breach; Specific Performance.

(a)          If any Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Secured Debt Representative (or any Secured Party represented by such Secured Debt Representative) against whose rights such action or proceeding shall have been taken (the “Aggrieved Secured Party”), may interpose as a defense or dilatory plea the making of this Agreement, and any such Aggrieved Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b)          Should any Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Aggrieved Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor (with the prior written consent of the Aggrieved Secured Party) (i) may obtain relief against such Secured Party’s action by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Secured Party Representative (on behalf of the respective Secured Parties) that (x) the Aggrieved Secured Parties’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (y) each Secured Party waives any defense that the Grantors and/or the Aggrieved Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (ii) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

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SECTION 9.04.         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 9.05.         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 9.06.         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.08.         Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not affect any right that any party may otherwise have to bring any action or proceeding relating to enforcement of the Collateral in the courts of any jurisdiction where the Collateral may be located.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10.         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.11.         Conflicts. Subject to Section 9.12, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

SECTION 9.12.         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Priority Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Issuers, Borrower, any other Grantor or any other creditor thereof shall have any rights (including any rights to assert a conflict or inconsistency referenced in Section 9.11) or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement or the Indenture), and except as expressly provided in this Agreement no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document or any Priority Lien Document.

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SECTION 9.13.         Certain Terms Concerning the Second Lien Collateral Trustee. The Second Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Documents; and in so doing, the Second Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture (including without limitation Sections 7.01, 7.02 and 7.07 thereof), and the Second Lien Documents.

SECTION 9.14.         Certain Terms Concerning Priority Lien Agent and Second Lien Collateral Trustee. Neither the Priority Lien Agent nor the Second Lien Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the Priority Lien Agent nor the Second Lien Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Collateral Trustee, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Collateral Trustee is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Collateral Trustee or any other Second Lien Representative or any other Second Lien Secured Party, and the Second Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

SECTION 9.15.         Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 9.16.         Further Assurances.

(a)          Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, and the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Collateral Trustee may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

43

(b)          Without in any way altering, minimizing or otherwise failing to give the fullest effect under applicable law to the waivers and limitations of rights, and disclaimers and limitations of obligations or duties, herein provided (however characterized), the parties agree that, except as may otherwise be expressly provided herein, if and to the extent that any Secured Party shall owe any duty or obligation to any other Secured Party hereunder the provisions of this Agreement are not intended to excuse such Secured Party from its gross negligence or wilful misconduct in the performance of such duty or obligation.

SECTION 9.17.         Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the Priority Lien Agent nor Second Lien Collateral Trustee makes any warranty or representation to the other Secured Debt Representative or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agent or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Priority Lien Agent

By	/S/ Michael Real
Name: Michael Real
Title: Director

Signature Page to the Intercreditor Agreement

U.S. BANK, NATIONAL ASSOCIATION,
as Second Lien Collateral Trustee

By	/S/ Kathleen Connnelly
Name: Kathleen Connelly
Title: Vice President

Signature Page to the Intercreditor Agreement

Grantors:

BREITBURN OPERATING LP

By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

BREITBURN ENERGY PARTNERS LP

By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

BREITBURN GP LLC
BREITBURN OPERATING GP LLC

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

BREITBURN MANAGEMENT COMPANY LLC

By: BREITBURN ENERGY PARTNERS LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

Signature Page to the Intercreditor Agreement

BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE LLC (formerly Breitburn Fulton LLC)
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC

By: BREITBURN OPERATING LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

TRANSPETCO PIPELINE COMPANY, L.P.

By: BREITBURN TRANSPETCO GP LLC, its general partner
By: BREITBURN OPERATING LP, its sole member
By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

By: BREITBURN OPERATING LP, its general partner
By: BREITBURN OPERATING GP LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

Signature Page to the Intercreditor Agreement

BREITBURN FINANCE CORPORATION
BEAVER CREEK PIPELINE, L.L.C.
ALAMITOS COMPANY
PHOENIX PRODUCTION COMPANY
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QR ENERGY, LP
By: QRE GP, LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QRE GP, LLC
By: BREITBURN GP LLC, its manager

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

QRE OPERATING, LLC
By: QR ENERGY, LP, its sole member
By: QRE GP, LLC, its general partner

By	/S/ James G. Jackson
Name: James G. Jackson
Title: Chief Financial Officer

Signature Page to the Intercreditor Agreement

ANNEX I
Provision for the Indenture, the Additional Second Lien Debt Facility
and the Second Lien Documents

Reference is made to the Intercreditor Agreement, dated as of April 8, 2015, among Wells Fargo Bank, National Association as agent for the Priority Lien Secured Parties referred to therein; U.S. Bank National Association, as Second Lien Collateral Trustee (as defined therein); Breitburn Energy Partners LP, Breitburn Finance Corporation, Breitburn Operating LP, and the other subsidiaries of Breitburn Energy Partners LP, named therein from time to time (the “Intercreditor Agreement”). Each holder of the [Indenture Notes][notes issued under the Additional Second Lien Debt Facility], by its acceptance of [the Indenture Notes][the notes issued under the Additional Second Lien Debt Facility] (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Trustee on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to the Borrowers and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for the Indenture, Second Lien Security Documents, and the Additional Second Lien Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of April 8, 2015, among Wells Fargo Bank, National Association as agent for the Priority Lien Secured Parties referred to therein; U.S. Bank National Association, as Second Lien Collateral Trustee (as defined therein); Breitburn Energy Partners LP, Breitburn Finance Corporation, Breitburn Operating LP, and the other subsidiaries of Breitburn Energy Partners LP, named therein from time to time (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Second Lien Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Annex I to the Intercreditor Agreement

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
INTERCREDITOR AGREEMENT JOINDER

The undersigned, _________________, a _______________, hereby agrees to become party as a [Grantor] under the Intercreditor Agreement dated as of April 8, 2015 (the “Intercreditor Agreement”) among Breitburn Energy Partners LP, Breitburn Finance Corporation, Breitburn Operating LP, and the other Grantors from time to time party thereto, Wells Fargo Bank, National Association as agent under the Priority Credit Agreement (as defined therein) and U.S. Bank National Association, as collateral trustee under the Indenture (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of ______________, 20____.

[_____________________]

By:
Name:
Title:

Exhibit A to the Intercreditor Agreement

EXHIBIT B
to Intercreditor Agreement

[FORM OF]
LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of April 8, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the priority Lien Secured Parties (as defined therein), U.S. Bank National Association, as Collateral Trustee for the Second Lien Secured Parties (as defined therein), BREITBURN ENERGY PARTNERS LP, a Delaware limited partnership (“Parent Company”), BREITBURN FINANCE CORPORATION, a Delaware corporation and a wholly owned subsidiary of the Parent Company (“Finance Corp” and together with the Parent Company, the “Issuers”), and BREITBURN OPERATING LP, a Delaware limited partnership and a wholly owned subsidiary of the Parent Company (the “Borrower”) and the other direct and indirect subsidiaries of the Parent Company party hereto from time to time.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being Additional Second Lien Obligations under the Intercreditor Agreement.

1.          Joinder. The undersigned, [_______________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the Additional Second Lien Obligations] hereby:

(a)          represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Facility][Indenture Second Lien Secured Parties under the Second Lien Substitute Facility][Additional Second Lien Secured Parties under the Additional Second Lien Debt Facility] as [a Priority Lien Agent under a Priority Substitute Facility] [a Second Lien Collateral Trustee under a Second Lien Substitute Facility] [a Secured Debt Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)          agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

Exhibit B to the Intercreditor Agreement

[Address];

2.          Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes Priority Debt] The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens. [or]

[Option B: to be used if Additional Debt constitutes a Series of Second Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Second Lien Debt [that constitutes Second Lien Substitute Facility] for which the undersigned is acting as [Secured Debt Representative][Second Lien Collateral Trustee] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(a)          all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by the Borrowers or any other Grantor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Second Lien Collateral Trustee with respect to such Series of Second Lien Debt for the benefit of all Second Lien Secured Parties equally and ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Secured Debt Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Second Liens and the order of application of proceeds from enforcement of Priority Liens and Second Liens; and

(c)          the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Secured Debt Representative] appoints the Second Lien Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Trustee of, and directs the Second Lien Collateral Trustee to perform, its obligations under the Intercreditor Agreement and the Second Lien Collateral Trust Agreement, together with all such powers as are reasonably incidental thereto.

3.          Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

Exhibit B to the Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [______________, 20____].

[insert name of New Representative]

By:
Name:
Title:

The Second Lien Collateral Trustee hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Second Lien Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

,
as Second Lien Collateral Trustee

By:
Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby:

,
as Priority Lien Agent

By:
Name:
Title:

Exhibit B to the Intercreditor Agreement

EXHIBIT C
to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.	Amended and Restated Security Agreement dated as of November 19, 2014, by and among the Borrower, the Parent Company and the other Debtors (as defined therein) and the Priority Lien Agent and all related financing statements filed in connection therewith.

2.	Omnibus Acknowledgement of Pledge dated as of November 19, 2014, executed by each Company (as defined therein) and the Priority Lien Agent.

3.	Amended and Restated Acknowledgment of Pledge dated as of November 19, 2014, executed by Transpetco Pipeline Company, L.P., Breitburn Transpetco GP LLC, Breitburn Transpetco LP LLC and Borrower and the Priority Lien Agent.

4.	Stock Certificates and executed stock powers:

(a)	Irrevocable Stock Power and Stock Certificate for Phoenix Production Company (Certificate No. 6 for 2,500 Units).

(b)	Irrevocable Stock Power and Stock Certificate for Alamitos Company (Certificate No. 11 for 1,110 Units).

(c)	Irrevocable Membership Interest Power and Certificate Evidencing Common Units Representing Limited Liability Company Interests for QRE Operating, LLC (Certificate No. 1 for 1000 Units).

Mortgage Instruments

Each mortgage set forth below, and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor):

1.	Deed of Trust, Mortgage, Assignment of Production, Fixture Filing, Security Agreement and Financing Statement from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Escambia County, Alabama, including all fixture filing financing statements filed in connected therewith.

2.	Mortgage, Fixture Filing, As-Extracted Collateral Filing, Security Agreement, Financing Statement, and Assignment of Production from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Columbia and Lafayette Counties, Arkansas.

3.	Mortgage, Security Agreement, Financing Statement and Assignment of Production from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Escambia and Santa Rosa Counties, Florida.

Exhibit C to the Intercreditor Agreement

4.	Act of Mortgage, Fixture Filing, Security Agreement, Financing Statement and Assignment of Production from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Caddo, Claiborne, and Webster Counties, Louisiana, including all fixture filing financing statements filed in connected therewith.

5.	Security Conveyance from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Lapeer County, Michigan.

6.	Mortgage, with Power of Sale, Fixture Filing, As-Extracted Collateral Filing, Security Agreement, Financing Statement, and Assignment of Production (Oil and Gas) from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Beaver, Beckham, Blaine, Caddo, Canadian, Carter, Custer, Dewey, Ellis, Garfield, Garvin, Grady, Harper, Haskell, Kingfisher, Major, Murray, Pittsburg, Roger Mills, Woods, and Woodward Counties, Oklahoma.

7.	Mortgage, with Power of Sale, Fixture Filing, Security Agreement, and Financing Statement (Surface Interests) from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Caddo, Canadian, Ellis, Garfield, Grady, Major, Murray, Pittsburg, Roger Mills and Woods Counties, Oklahoma.

8.	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from QRE Operating, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Anderson, Andrews, Cass, Cherokee, Cochran, Coke, Crane, Ector, Freestone, Gaines, Glasscock, Gregg, Hansford, Harris, Harrison, Henderson, Howard, Hutchinson, Irion, Leon, Lipscomb, Live Oak, Marion, McMullen, Midland, Mitchell, Nolan, Ochiltree, Panola, Pecos, Reeves, Rusk, Schleicher, Smith, Sterling, Terrell, Terry, Upshur, Upton, Van Zandt, Ward, Wheeler, Winkler and Yoakum Counties, Texas.

9.	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Kern, Los Angeles and Orange Counties, California.

10.	Mortgage, Security Agreement, Financing Statement and Assignment of Production from BreitBurn Florida LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Collier, Hendry and Lee Counties, Florida, including all fixture filing financing statements filed in connected therewith.

11.	Mortgage, Indenture, Security Agreement, Fixture Filing, As-Extracted Collateral Filing, Financing Statement and Assignment of Production from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Bartholomew, Clark, Crawford, Floyd, Greene, Harrison, Jackson, Johnson, Lawrence, Morgan, Orange and Washington Counties, Indiana.

12.	Mortgage, Indenture, Security Agreement, Fixture Filing, As-Extracted Collateral Filing, Financing Statement and Assignment of Production from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Breckinridge, Grayson, Meade and Ohio Counties, Kentucky.

Exhibit C to the Intercreditor Agreement

13.	Mortgage, Indenture, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production from BreitBurn Operating L.P. and Terra Energy Company, LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Alcona, Alpena, Antrim, Bay, Benzie, Calhoun, Charlevoix, Cheboygan, Clare, Crawford, Eaton, Grand Traverse, Ingham, Iosco, Kalkaska, Lake, Lenawee, Manistee, Mecosta, Midland, Montcalm, Montmorency, Newaygo, Oakland, Oceana, Ogemaw, Osceola, Oscoda, Ostego, Presque Isle, and St. Clair Counties, Michigan.

14.	Deed of Trust, Mortgage, Fixture Filing, Security Agreement and Financing Statement from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Harding and Union Counties, New Mexico (Libby Ranch – surface).

15.	Deed of Trust, Mortgage, Fixture Filing, Security Agreement and Financing Statement from Transpetco Pipeline Company, L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Union County, New Mexico (Transpetco Surface).

16.	Mortgage, With Power of Sale, Fixture Filing, As-Extracted Collateral Filing, Security Agreement, Financing Statement and Assignment of Production from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Texas County, Oklahoma (Oil and Gas Properties).

17.	Mortgage, with Power of Sale, Fixture Filing, Security Agreement and Financing Statement from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Beaver and Texas Counties, Oklahoma (Surface Interests).

18.	Mortgage, With Power of Sale, Fixture Filing, As-Extracted Collateral Filing, Security Agreement, Financing Statement and Assignment of Production from BreitBurn Oklahoma LLC to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Texas County, Oklahoma (Oil and Gas Properties).

19.	Mortgage, With Power of Sale, Fixture Filing, Security Agreement and Financing Statement from Transpetco Pipeline Company, L.P. d/b/a BreitBurn Transpetco Pipeline Company LP to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Cimarron and Texas Counties, Oklahoma (Surface Interests).

20.	Deed of Trust, Mortgage, Security Agreement and Financing Statement from Transpetco Pipeline Company, L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Dallam County, Texas.

21.	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Dallam, Garza, Glasscock, Howard, Martin and Midland Counties, Texas.

22.	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from BreitBurn Operating L.P. to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Campbell, Carbon, Converse, Crook, Fremont, Hot Springs, Lincoln, Natrona, Niobrara, Park, Sublette, Sweetwater, Uinta, and Washakie Counties, Wyoming.

Exhibit C to the Intercreditor Agreement

23.	Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production from Phoenix Production Company to Wells Fargo Bank, National Association, as Priority Lien Agent, and filed in Fremont and Park Counties, Wyoming.

PART B.

List of Indenture Second Lien Security Documents

1.	Security Agreement dated as of April 8, 2015, by and among the Borrower, the Parent Company, Finance Corp and the other Debtors (as defined therein) and the Original Second Lien Collateral Trustee and all related financing statements filed in connection therewith.

2.	Stock Certificates and executed stock powers (held by the Priority Lien Agent as bailee in accordance with this Agreement):

(d)	Irrevocable Stock Power and Stock Certificate for Phoenix Production Company (Certificate No. 6 for 2,500 Units).

(e)	Irrevocable Stock Power and Stock Certificate for Alamitos Company (Certificate No. 11 for 1,110 Units).

(f)	Irrevocable Membership Interest Power and Certificate Evidencing Common Units Representing Limited Liability Company Interests for QRE Operating, LLC (Certificate No. 1 for 1000 Units).

Exhibit C to the Intercreditor Agreement